EXHIBIT 3.1

                                                                   FILED
                                                            2005 JUL 21 PM 2:44
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                           ARTICLES OF INCORPORATION
                           -------------------------

                                       OF
                                       --

                               eLUXURYHOUSE, INC.
                               ------------------

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                   ARTICLE I
                                 CORPORATE NAME
                                 --------------

         The name of the Corporation shall be: eLuxuray House, Inc.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is 4000 Hollywood Boulevard, Suite 400 North, Hollywood, Florida 33021.

                                   ARTICLE III
                                  CAPTIAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 120,000,000 which are to be divided into two classes as follows:

              100,000,000 shares of common stock, par value $.00001 par value
               20,000,000 shares of preferred stock, par value $.00001 par value

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         The preferred stock may be created and issued from time to time in one or more series and with such designations, rights, preferences, conversion rights cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such preferred stock as may be adopted from time to time in the sole discretion by the Corporation's Board of Directors pursuant to the authority in this paragraph given.

         In accordance with Section 607.10025(7) of the Florida Business Corporation Act, upon the effectiveness of a combination, as such term is defined in Section 607.10025(1) of such Act, the authorized shares of the classes or series affected by the combination shall not be reduced or otherwise affected by the percentage by which the issued shares of such class or series were reduced as a result of the combination.

                                   ARTICLE IV
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                                 Howard N. Kahn
                   4000 Hollywood Boulevard, Suite 400 North
                            Hollywood, Florida 33021

                                   ARTICLE V
                                  INCORPORATOR
                                  ------------

The name and address of the person signing these Articles of Incorporation as the Incorporator is:

                                 Howard N. Kahn
                   4000 Hollywood Boulevard, Suite 400 North
                            Hollywood, Florida 33021


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

                                   ARTICLE VI
                                INDEMNIFICATION
                                ---------------

         This Corporation shall indemnify and director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                  ARTICLE VII
                            AFFILIATED TRANSACTIONS
                            -----------------------

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                  ARTICLE VIII
                           CONTROL SHARE ACQUISITIONS
                           --------------------------

         This Corporation expressly elects not to be governed by Section
607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

                                            INCORPORATOR:


                                            /s/ Howard N. Kahn
                                            ------------------
                                            Howard N. Kahn

         THE UNDERSIGNED, named as the registered agent in Article IV of these Articles of Incorporation, hereby accepts the appointment as such registered agent, and acknowledges that he is familiar with, and accepts the obligations imposed upon registered agents under, the Florida Business Corporation Act, including specifically Section 607.0505.

                                            REGISTERED AGENT


                                            /s/ Howard N. Kahn
                                            ------------------
                                            Howard N. Kahn

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